Exhibit 99.2

TIER REIT Announces Third Quarter 2016 Financial Results

- Reports Net Loss of $0.02 Per Diluted Common Share -
- Reports Third Quarter FFO, Excluding Certain Items, of $0.38 Per Diluted Common Share -
- Increases 2016 Guidance for FFO & FFO, excluding certain items -
- Announces Domain 8 Development Approximately 94% Pre-Leased -

Dallas, Texas - November 9, 2016 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Reported a net loss of $0.02 per diluted common share for the third quarter 2016, as compared to a net loss of $0.28 per diluted common share for the third quarter 2015

•	Reported Funds from Operations (FFO), excluding certain items, for the third quarter 2016 of $0.38 per diluted common share, as compared to $0.42 per diluted common share for the third quarter 2015

•	Announced Same Store Cash NOI for the third quarter 2016 of $27.3 million, as compared to $26.9 million for the third quarter 2015, an increase of 1.4%

•	Sold Hurstbourne Business Center in Louisville, Kentucky, for $41.0 million, utilizing net proceeds to pay off debt

“We continue to execute on key components of our strategic plan, disposing of properties located outside of our target growth markets and utilizing proceeds to strengthen our balance sheet,” stated Scott Fordham, Chief Executive Officer and President of TIER REIT. “This includes the recent sales of Hurstbourne Business Center in Louisville and FOUR40 in Chicago and the repayment of approximately $133 million of higher-rate mortgage debt during and subsequent to the third quarter.”

“In addition, our Domain 8 development property, located in the premier live-work-play submarket of Austin, is now approximately 94% pre-leased to two high-quality, Fortune 200 companies,” continued Mr. Fordham. “By early 2017, we expect to deliver Domain 8 and substantially complete the strengthening phase of our strategic plan. Through future asset sales, we will look to recycle capital into our target growth markets, provided we see a clear path to long-term value creation.”

“As a result of our strong performance to date and outlook for the remainder of the year, we are increasing our 2016 guidance for NAREIT-defined FFO and FFO, excluding certain items,” added Mr. Fordham.

Third Quarter Financial Results
Net loss attributable to common stockholders was $1.0 million, or $0.02 per diluted share for the quarter ended September 30, 2016, as compared to $13.8 million, or $0.28 per diluted share, for the quarter ended September 30, 2015.

NAREIT-defined FFO attributable to common stockholders for the quarter ended September 30, 2016, was $19.2 million, or $0.40 per diluted share, as compared to $18.9 million, or $0.39 per diluted share, for the quarter ended September 30, 2015. FFO attributable to common stockholders, excluding certain items, for the quarter ended September 30, 2016, was $18.3 million, or $0.38 per diluted share, as compared to $20.7 million, or $0.42 per diluted share, for the quarter ended September 30, 2015.

Leasing Update
Occupancy was 89.8% at September 30, 2016, a decrease of 60 basis points from June 30, 2016. The sale of Hurstbourne Place and Hurstbourne Park increased occupancy by 30 basis points, which was offset by a decrease in the Company’s remaining operating portfolio of 90 basis points, primarily due to known tenant move-outs during the quarter.
During the third quarter of 2016, the Company leased 263,000 square feet, which included 82,000 square feet of renewals, 58,000 square feet of expansion space, and 123,000 square feet of new leasing.

In addition, the Company has signed pre-lease agreements for approximately 94% of the total 291,000 square feet at its Domain 8 development property in Austin, Texas. The Company owns 50% of Domain 8, with an anticipated shell delivery in first quarter 2017.

Dispositions
On September 30, 2016, Hurstbourne Business Center in Louisville, Kentucky was sold for a combined contract sales price of approximately $41.0 million. Hurstbourne Business Center is comprised of Hurstbourne Park and Hurstbourne Place, both office buildings, and Hurstbourne Plaza, a retail center.

On October 27, 2016, the Company sold 801 Thompson in Rockville, Maryland for $4.9 million.

Financing and Capital Markets Activity
During the third quarter of 2016, the Company paid off (without penalty) the $62.8 million loan secured by Three Parkway that was scheduled to mature in November 2016. This loan had an effective interest rate of 5.55%.

On October 11, 2016, the Company paid off (without penalty) the $70.0 million loan secured by One & Two Eldridge Place that was scheduled to mature in January 2017. This loan had an effective interest rate of 5.49%.

Distributions
For the third quarter of 2016, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on September 30, 2016, which was paid on October 7, 2016.

On November 7, 2016, the Company’s board of directors authorized a distribution for the fourth quarter of 2016 in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on December 28, 2016, payable on January 6, 2017.

2016 Outlook
The Company is updating its 2016 outlook to reflect management’s view of current and future market conditions, including assumptions such as disposition activity, rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding, and interest rates.
The Company’s updated 2016 outlook and assumptions are as follows:

	Previous 2016 Guidance	Updated 2016 Guidance
NAREIT-defined FFO	$1.52 - $1.56	$1.55 - $1.57
FFO, excluding certain items	$1.56 - $1.60	$1.62 - $1.64
Dispositions of non-strategic properties	$300 - $500 million	$305 - $450 million
Same Store Cash NOI growth	2.0% - 3.0%	3.5% - 4.0%
Same Store GAAP NOI growth	1.0% - 2.0%	0.0% - 0.5%
Straight line rent and lease incentive revenue	$9.5 - $11.0 million	$9.0 - $9.5 million
Lease termination fees	$1.5 - $2.0 million	$1.6 - $1.8 million
Above- and below-market rent amortization	$4.4 - $5.0 million	$4.4 - $4.7 million
General & administrative expenses, excluding certain items	$23.5 - $24.5 million	$23.3 - $23.7 million
Year-end occupancy	89.5% - 90.5%	89.7% - 90.2%
Weighted average shares of common stock outstanding	47.9 million	47.9 million

Supplemental Information
A copy of the Company’s supplemental information regarding its financial results and operations for the quarter ended September 30, 2016, is available in the “Investor Relations” section of the Company’s website at www.tierreit.com. A copy may also be obtained by contacting the Investor Relations department by email to ir@tierreit.com.

Conference Call
A conference call will be held on Thursday, November 10, 2016, at 11:00 AM Eastern time / 10:00 AM Central time. TIER REIT will host the conference call to discuss matters related to the Company’s financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed. A live audio webcast can be accessed through the Company’s website at www.tierreit.com under the “Investor Relations” section. A replay of the call will also be available on the website for 30 days.

To Participate in the Telephone Conference Call
Dial in at least five minutes prior to start time.
Domestic Call-In Number: 877.407.0789
International Call-In Number: 201.689.8562

Conference Call Playback
Call-in Number: 844.512.2921
International: 412.317.6671
Passcode: 13648014
The audio playback can be accessed through November 24, 2016.

About TIER REIT, Inc.
TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust focused on delivering outsized stockholder return through stock price appreciation and dividend growth while offering unparalleled tenant service. TIER REIT’s investment strategy is to acquire, develop and operate a portfolio of best-in-class office properties in select U.S. markets that consistently lead the nation in both population and office-using employment growth. Within these markets, we target TIER1 submarkets, which are primarily urban and amenity-rich locations. For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to sell certain properties, our intentions with respect to development activity, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Real estate
Land	$143,581	$179,989
Land held for development	45,059	45,059
Buildings and improvements, net	1,048,194	1,348,200
Real estate under development	11,657	—
Total real estate	1,248,491	1,573,248
Cash and cash equivalents	51,466	12,248
Restricted cash	8,586	10,712
Accounts receivable, net	67,100	76,228
Prepaid expenses and other assets	5,540	6,712
Investments in unconsolidated entities	76,954	88,998
Deferred financing fees, net	2,698	3,111
Lease intangibles, net	62,936	83,548
Other intangible assets, net	9,888	10,086
Assets associated with real estate held for sale	37,026	—
Total assets	$1,570,685	$1,864,891
Liabilities and equity
Liabilities
Notes payable, net	$837,920	$1,071,571
Accounts payable and accrued liabilities	65,924	71,597
Payables to related parties	—	292
Acquired below-market leases, net	7,856	11,934
Distributions payable	8,602	8,596
Other liabilities	30,005	23,082
Obligations associated with real estate held for sale	1,394	—
Total liabilities	951,701	1,187,072
Commitments and contingencies
Series A Convertible Preferred Stock	—	2,700
Equity
Preferred stock, $.0001 par value per share; 17,500,000 and 17,490,000 shares authorized at September 30, 2016, and December 31, 2015, respectively, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,412,705 and 47,362,372 shares issued and outstanding at September 30, 2016, and December 31, 2015, respectively	5	5
Additional paid-in capital	2,605,569	2,600,193
Cumulative distributions and net loss attributable to common stockholders	(1,971,588)	(1,922,721)
Accumulated other comprehensive loss	(16,662)	(3,860)
Stockholders’ equity	617,324	673,617
Noncontrolling interests	1,660	1,502
Total equity	618,984	675,119
Total liabilities and equity	$1,570,685	$1,864,891

TIER REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2016	September 30, 2015
Rental revenue	$55,998	$69,423
Expenses
Property operating expenses	16,315	21,290
Interest expense	9,005	12,765
Real estate taxes	8,350	9,670
Property management fees	210	342
Asset impairment losses	4,151	—
General and administrative	5,529	10,123
Depreciation and amortization	25,133	31,446
Total expenses	68,693	85,636
Interest and other income	248	267
Loss on early extinguishment of debt	—	(30)
Loss from continuing operations before income taxes, equity in operations of investments, and gain (loss) on sale of assets	(12,447)	(15,976)
Provision for income taxes	(4)	(36)
Equity in operations of investments	646	(159)
Loss from continuing operations before gain (loss) on sale of assets	(11,805)	(16,171)
Discontinued operations
Income from discontinued operations	—	21
Gain on sale of discontinued operations	—	403
Discontinued operations	—	424
Gain (loss) on sale of assets	10,777	(85)
Net loss	(1,028)	(15,832)
Noncontrolling interests in continuing operations	3	58
Noncontrolling interests in discontinued operations	—	(1)
Dilution of Series A Convertible Preferred Stock	—	1,926
Net loss attributable to common stockholders	$(1,025)	$(13,849)
Basic and diluted weighted average common shares outstanding	47,412,705	48,842,711
Basic and diluted earnings (loss) per common share:
Continuing operations	$(0.02)	$(0.29)
Discontinued operations	—	0.01
Basic and diluted loss per common share	$(0.02)	$(0.28)

Distributions declared per common share	$0.18	$0.18

Net income (loss) attributable to common stockholders:
Continuing operations	$(1,025)	$(14,272)
Discontinued operations	—	423
Net loss attributable to common stockholders	$(1,025)	$(13,849)
Comprehensive income (loss):
Net loss	$(1,028)	$(15,832)
Other comprehensive income (loss): unrealized income (loss) on interest rate derivatives	2,602	(10,966)
Comprehensive income (loss)	1,574	(26,798)
Comprehensive loss attributable to noncontrolling interests	1	76
Comprehensive income (loss) attributable to common stockholders	$1,575	$(26,722)

Calculation of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended
	September 30, 2016	September 30, 2015
Net loss	$(1,028)	$(15,832)
Net loss attributable to noncontrolling interests	3	57
Dilution of Series A Convertible Preferred Stock	—	1,926
Net loss attributable to common stockholders	(1,025)	(13,849)
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	25,062	31,217
Real estate depreciation and amortization from unconsolidated properties	2,058	1,904
Real estate depreciation and amortization - noncontrolling interests	—	(10)
Impairment of depreciable real estate	4,151	—
Gain on sale of depreciable real estate	(10,837)	(318)
Taxes associated with sale of depreciable real estate	(152)	(5)
Noncontrolling interests	(18)	(56)
FFO attributable to common stockholders	19,239	18,883

Acquisition expenses	—	642
Tender offer and listing costs	—	2,562
Interest rate hedge ineffectiveness expense (2)	(1,534)	—
Loss on early extinguishment of debt	—	127
Default interest (3)	619	355
BHT Advisors termination fee and HPT Management buyout fee	—	101
Noncontrolling interests	—	(7)
Dilution of Series A Convertible Preferred Stock	—	(1,926)
FFO attributable to common stockholders, excluding certain items	$18,324	$20,737
Weighted average common shares outstanding - basic	47,413	48,843
Weighted average common shares outstanding - diluted (4)	47,846	49,034
Net loss per common share - basic and diluted (4)	$(0.02)	$(0.28)
FFO per common share - diluted	$0.40	$0.39
FFO, excluding certain items, per common share - diluted	$0.38	$0.42
_______________________
(1)    Reflects the adjustments of continuing operations, as well as discontinued operations.
(2)    Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense.

(3)
We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

(4)    There are no dilutive securities for purposes of calculating net loss per common share.

Same Store GAAP NOI and Same Store Cash NOI
(in thousands, except percentages)

	Three Months Ended
	September 30, 2016	September 30, 2015
Same Store Revenue:
Rental revenue	$46,670	$49,872
Less:
Lease termination fees	(264)	(2,018)
	46,406	47,854

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	13,259	13,354
Real estate taxes	7,212	6,375
Property management fees	129	125
Property Expenses	20,600	19,854
Same Store GAAP NOI - consolidated properties	25,806	28,000
Same Store GAAP NOI - unconsolidated properties (at ownership %)	2,606	2,541
Same Store GAAP NOI	28,412	30,541

Decrease in Same Store GAAP NOI	(7.0)%

Less:
Straight-line rent revenue adjustment	(112)	(1,446)
Amortization of above- and below-market rents, net	(775)	(1,869)
Same Store Cash NOI - consolidated properties	24,919	24,685
Same Store Cash NOI - unconsolidated properties (at ownership %)	2,395	2,264
Same Store Cash NOI	$27,314	$26,949

Increase in Same Store Cash NOI	1.4%

Reconciliation of net loss to Same Store GAAP NOI and Same Store Cash NOI
Net loss	$(1,028)	$(15,832)
Adjustments:
Interest expense	9,005	12,765
Asset impairment losses	4,151	—
Tenant improvement demolition costs	306	106
General and administrative	5,529	10,123
Depreciation and amortization	25,133	31,446
Interest and other income	(248)	(267)
Loss on early extinguishment of debt	—	30
Provision for income taxes	4	36
Equity in operations of investments	(646)	159
Income from discontinued operations	—	(21)
Gain on sale of discontinued operations	—	(403)
Gain (loss) on sale of assets	(10,777)	85
Net operating income of non-same store properties	(5,359)	(8,209)
Lease termination fees	(264)	(2,018)
Same store GAAP NOI unconsolidated properties (at ownership %)	2,606	2,541
Same Store GAAP NOI	28,412	30,541
Straight-line rent revenue adjustment	(112)	(1,446)
Amortization of above- and below-market rents, net	(775)	(1,869)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(211)	(277)
Same Store Cash NOI	$27,314	$26,949

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and FFO, excluding certain items.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store GAAP NOI and Same Store Cash NOI
Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest.  We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.
Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.